Exhibit (p)(32)

STATEMENT OF POLICY RESTRICTING COMMUNICATION AND USE

OF ISSUER-RELATED INFORMATION BY PRUDENTIAL INVESTMENT ASSOCIATES

Prudential’s Ethics Policy requires Prudential associates including those of QMA to conduct every aspect of our business in a fair, lawful and ethical manner and to maintain the confidentiality of confidential or proprietary information obtained in the course of their employment, including information with respect to the financial condition and business activity of any enterprise with which Prudential is doing business. The Federal securities laws prohibit Prudential and Prudential associates from trading securities on the basis of material non-public information and require Prudential to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of material non-public information by Prudential or any Prudential associate. This Statement of Policy, which replaces the “Policy Statement Concerning Handling of Non-Public Investment Information” originally adopted in 1988, is designed to ensure that Prudential’s investment operations comply with these requirements.

The Statement of Policy establishes a “Chinese Wall” between Prudential investment units engaged in private fixed-income, equity and real estate investing (which often acquire non-public information) and Prudential investment units engaged in the management of portfolios of publicly traded securities. It prohibits, without the prior approval of compliance officers, the communication by employees assigned to “private-side” units to employees assigned to “public-side” units (and to employees assigned to Prudential Securities business units that engage in trading, sales and research activities) of any information with respect to identified issuers as to which the private-side units possess material non-public information. It also prohibits communication by employees assigned to “public-side” units with employees assigned to “private-side” units (and with employees assigned to Prudential Securities business units that engage in investment banking and merchant banking activities) for the purpose of eliciting material non-public information with respect to issuers of publicly traded securities. The Statement of Policy also establishes access restrictions, compliance monitoring procedures and training and confirmation procedures that are designed to ensure compliance with the communication restrictions.

All employees assigned to Prudential investment units are expected to become familiar with and to comply with the Statement of Policy. All such employees will be required to sign an annual statement confirming their understanding of and compliance with the Statement of Policy. Violations of the Statement of Policy will be considered serious matters and may lead to serious disciplinary actions, including termination of employment in appropriate cases.

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INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the “Code”) designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and in some cases, also as Access Persons, of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Persons is associated.

Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Prudential expects associates to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each associate’s responsibility to ensure that we:

•	Nurture a company culture that is highly moral and make decisions based on what is right.
•	Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.
•	Create an environment where associates conduct themselves with courage, integrity, honesty and fair dealing.
•	Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.
•	Regularly monitor and work to improve our ethical work environment.

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Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

INVESTMENT ADVISER FIDUCIARY STANDARDS

Investment advisers frequently are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Advisers will not engage in fraudulent, deceptive or manipulative conduct with respect to clients. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. If it is, they are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates.

Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

REPORTING VIOLATIONS OF THE CODE

It is the responsibility of each Supervised Person and Access Person to promptly report any violations of this Code to his/her Chief Compliance Officer.

INCORPORATED POLICIES

In addition to this document the following policies are also considered part of this Code:

•

Statement of Policy Restricting Communication and the Use of Issuer-Related Information By Prudential Investment Associates (“Chinese Wall Policy”). It is each Supervised and Access Person’s responsibility to know whether their investment management unit is subject to the information barrier restrictions under the Chinese Wall Policy.

•	Personal Securities Trading Policy
•	Section I – Prudential’s Policy Statement on Insider Trading
•	Section II – Securities Trade Monitored for Covered and Access Persons
•	Section IV – Trading Restrictions for Employees of Broker-Dealers
•	Section V – Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers

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•	Section VI – Trading Restrictions for Private Asset Management Units

ADDITIONAL RESOURCES

Although not part of the Code, the Company’s ethics policy, Making the Right Choices, applies to all Prudential employees, including those affiliated with an investment adviser. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies and procedures.

If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, you should contact your business unit compliance officer.

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PROCEDURES FOR DISCLOSURE AND/OR APPROVAL OF OUTSIDE ACTIVITIES AND OTHER MATTERS GOVERNED BY MTRC                                                                                                                                                           43

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Preserving Our Name and Assets	45
Use and Protection of Corporate Assets	45
Political Contributions and Activities	46
Glossary	49

A MESSAGE FROM THE CHAIRMAN

A MESSAGE FROM THE CHAIRMAN

"No business objective will ever be more important than being true to the values and principles that are the foundation of our company.”

Doing business the right way is critical to our ability to succeed as a company. And we must not only meet expectations for ethical behavior – we must exceed them. Making the Right Choices, our business ethics code of conduct, can help make sure we live up to that responsibility.

Making the Right Choices provides a summary of business ethics policies by which we must abide, as well as scenarios that help illustrate how to apply our policies in specific situations. It’s just one of many resources available -- including our values, our principles and our policies – to help guide your decision-making.

You can also turn to our Business Ethics Office for guidance on ethical issues, or to report, in a private manner, a possible violation of our policies or ethical code. And I urge you to speak out if you’re concerned that a decision or action is wrong. Raising concerns takes courage. But it’s an important part of ensuring we do business the right way. And it’s part of your responsibility as an associate of Prudential.

Living up to our high ethical standards may mean doing more than just what the law requires. It may mean doing more than customers expect or ask of us. It means making a personal commitment to do what’s right. What’s most important is that you use your good judgment, and abide by our principles and policies, in deciding the right course of action to take.

Millions of people around the world trust us to help them achieve financial security. Only by doing business the right way, every day, can we prove we are worthy of their trust. I know I can count on you to ensure that you and your colleagues act with integrity.

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INTRODUCTION

“Making the Right Choices” (MTRC) helps employees conduct business in a way that is consistent with Prudential’s values, principles and policies.

In every business, our management teams must make the Company’s ethical standards clear. At every level, associates must understand the policies that affect their areas of responsibility and apply them appropriately, or seek guidance if they have questions about the action to take in a specific circumstance.

Sometimes there may be uncertainty about the right course of action. In these instances, associates should ask themselves, “Would I be comfortable with this action if it came to the attention of my fellow associates, friends, family members or the media?” If the answer is “no,” then it may not be the right thing to do - either for you or for Prudential. It is imperative that we make business decisions based on what is right, not simply what is expedient.

In addition to establishing its own guidelines and policies, Prudential has incorporated into its operations the principles of ethical conduct adopted by the Insurance Marketplace Standards Association (IMSA), to help ensure that our customers, shareholders, business colleagues and the public are treated fairly, honestly and competently.

No policy, statement or code of conduct can cover every conceivable situation. But by following the guidance of MTRC, as well as the other policies and processes the company has embraced, associates can be confident they are making business decisions that meet Prudential’s ethical standards.

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WHO WE ARE

Prudential Financial serves its customers by providing products and services designed to help them achieve their financial goals. That’s why people worldwide continue to look to Prudential for the expertise they need to grow and protect their wealth. We operate our company in accordance with our Mission, Vision and Strategy, as well as our company values, principles and policies.

Our Mission	Help our customers achieve financial prosperity and peace of mind.

Our Vision	Distinguish Prudential Financial as a worldwide financial services leader in both the growth and protection of our clients’ assets.

Our Strategy

Provide customers with the advice and information they seek through the distribution options of their choice, offering proprietary and non-proprietary investment and insurance products supported by excellent service.

Our Values

Worthy of Trust

Prudential has flourished because we have earned people’s trust. Our heritage reinforces the need to safeguard our customers’ interests. We will keep our promises. We will behave with integrity at all times.

Customer Focused

To earn the loyalty of our customers, we will offer quality products and services that satisfy customer needs. By providing quality and value, we will ensure that our customers stay with us, do repeat business with us and recommend us to their friends.

Mutual Respect

How we work together is key to our success in meeting customer needs. We must build our relationships on mutual respect. We will listen actively, talk straight and act fairly. We will encourage individuals with diverse backgrounds and talents to contribute creatively and grow to their fullest potential.

Winning

Our job is to beat the competition by serving customers better. By doing this efficiently, we will increase value for our shareholders. We must continuously improve to win. We will set challenging targets and reward associates for achieving those targets while conducting their business activities with integrity. Our goals will balance the interests of our customers, our shareholders, our associates and Prudential.

Our Principles of Doing Business

•	We will be honest, fair and trustworthy in all of our activities.
•	We will safeguard the Company’s financial assets and produce accurate and reliable financial reports.
•	We will honor the letter and spirit of our legal and regulatory obligations.

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•	We will foster an open and respectful culture where each employee can thrive personally and professionally.
•	We will protect and enhance Prudential’s reputation and brand through our words and actions.
•	We will effectively manage our business and financial risks and protect important Company assets.

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OUR CODE OF BUSINESS CONDUCT AND ETHICS

Ethical conduct is the obligation of all who work for or act on behalf of Prudential. It is each associate’s responsibility to ensure that we:

•	Nurture a company culture that is highly moral and make decisions based on what is right.
•	Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.
•	Enhance our reputation as a company that people trust and respect.
•	Create an environment where associates conduct themselves with courage, integrity, honesty and fair dealing.
•	Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.
•	Regularly monitor and work to improve our ethical work environment.

Prudential expects associates to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation.

Because ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business management, Business Ethics Officers and our Human Resources, Law, Compliance and Enterprise Business Ethics professionals are all available to provide guidance at any time.

Associates should also be aware that failure to adhere to the standards of this Policy might lead to disciplinary action up to and including termination of employment.

Prudential employees are required to bring any knowledge of possible or actual unethical business conduct to the attention of their management or supervisor, Human Resources, a Business Ethics Officer or to the Enterprise Business Ethics Office, including any violations of laws, rules, regulations or any provisions of “Making the Right Choices.”

In today’s business climate, it is particularly important for associates to raise any financial reporting concerns (questionable accounting or auditing matters) they may have. The Enterprise Business Ethics Office has been designated the central facility for handling financial reporting concerns and has established ways for associates to report such concerns in a confidential, anonymous manner. All business ethics matters are treated confidentially, to the extent possible. There will be no retaliation or adverse consequences resulting from the reporting of unethical or questionable behavior. In accordance with our “Whistleblower Protection” policy and our "Open and Respectful Culture” principle, however, any employee who knowingly reports false or misleading information with the intent to defame or injure any person or entity will be subject to disciplinary action.

MTRC may also cover conduct by members of an associate’s family and individuals living in an associate’s household. If, for example, an associate’s family or household member is involved in an activity that could create a conflict of interest, or the appearance of a conflict of interest, you, the

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associate, would be considered in violation of MTRC if you did not adhere to its approval and disclosure requirements.

Prudential seeks to foster an environment of respectful engagement and encourages the professional development of all associates.

•	Prudential is committed to providing:
•

Equal opportunity without regard to race, color, creed, religion, age, gender, gender identity, including the expression of gender (consistent with applicable law), sexual orientation, marital status, domestic partnership status, pregnancy, national origin, physical or mental disability, citizenship status, veteran status, military obligation or any other basis that is protected under applicable law

•	A climate of mutual respect and trust, free of any discrimination or harassment
•	Advancement based solely on merit and the Company’s needs
•	Associates should:
•	Assume responsibility for their personal growth and development
•	Participate in internal and approved external programs that enhance knowledge about ethical business conduct
•	Exhibit professionalism and good ethical conduct in all business dealings
•	Promote and protect Prudential’s good name and reputation

While MTRC covers many issues, it is not intended to be all-inclusive. Prudential associates are expected to consult other appropriate Company approved publications and manuals for guidance to ensure that they comply with all of Prudential’s policies (e.g., Human Resources Policies, Company Principles and Policies, Expense Manual, Compliance Manuals, etc.). These resources are available on-line through lotus notes or can be obtained from their management, Business Ethics Officer, the Human Resources, Law and Compliance Departments and the Enterprise Business Ethics Office, all of whom can also provide assistance in understanding the Company’s expectations.

Suggested Resources

•	Company Principles and Policies

•	Human Resources Policies

•	Expense Management Policies

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MANAGING OUR BUSINESS

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Open and Safe Environment

Our Company’s growth and success is assured if our associates are confident that their input is valued and appreciated. Creating an environment where associates can freely share their ideas and ask questions and raise concerns, without retaliation, and be assured their concerns are being handled appropriately, is the right way of doing business for us and for our businesses.

We expect associates to uphold our commitment to maintain an honest and ethical work environment. Our employees also have a responsibility to report any perceived unethical or illegal conduct, including behavior, which is contrary to our business ethics standards, as well as any adverse action taken for the reporting of such behavior.

To foster an open and safe environment of respectful engagement, Prudential has adopted a policy to facilitate the reporting of any suspected unethical or illegal activity by associates and to protect associates who report such activity. Associates should report inappropriate conduct to their management, their local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey. Various mechanisms are provided such as phone, fax, intranet, mail or in-person communication to make it easier to report, including confidential reporting of, inappropriate activity. It is up to each associate to make sure that we protect our Company’s reputation by stepping up and bringing such behavior to the attention of management.

Any questions or further information can be obtained from your local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will foster an open and respectful culture where each

associate can thrive personally and professionally.

•	Whistleblower Protection

Compliance with All Applicable Laws

As a global company, Prudential must adhere to all applicable federal, state and local laws and regulations of the United States or any other country in which we do business. Associates are expected to be familiar with the laws and regulations that apply to their work in the country or countries where their business operates.

Since these laws and regulations may vary according to state and country, and may be ambiguous and difficult to interpret, it is important that associates seek advice from the Company’s legal counsel and/or compliance officers. We expect good faith efforts from all Prudential associates in following the spirit and intent of all laws and regulations.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Questions regarding this policy should be directed to the Compliance or Law Departments. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office located in Newark, New Jersey for referral to the appropriate resource.

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Suggested Resources

•	Company Principles and Policies

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Authority for Law and Compliance

Fair Competition

Antitrust laws are intended to facilitate free and open competition and prohibit any activity or conduct that improperly reduces or eliminates such competition in the marketplace.

Prudential has a longstanding policy of support for these antitrust laws and expects all associates to comply with them fully. Penalties for their violation can be severe.

Our purchases of goods and services and sales to our customers must be based strictly on considerations of suitability, quality, service, price, and efficiency. Reciprocal arrangements or tie-in sales are not permitted.

No customer should be led to believe that he or she must buy a particular product or service from Prudential in order to obtain any other product or service we offer or to induce Prudential to purchase any product or service which the customer offers.

Offering special discounts or “packaged” products as a marketing promotion is permissible but only when approved by the appropriate business heads and the Law Department.

Associates cannot engage in conversations with competitors about our practices, policies, future plans regarding commissions, fees, costs, interest crediting rates or other matters affecting the prices we charge for our products. Engaging in such conversations may be construed as price-fixing, or otherwise found to be illegal.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Any questions or concerns should be directed to local counsel who, in turn, may consult with the Chief Litigation Officer of the Law Department in Newark, New Jersey. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey for referral to the appropriate resource for assistance.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Antitrust and Unfair Competition
•	Gifts and Entertainment

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

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•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Vendor Agreements and Acquisition of Goods and Services

•	Law Intranet Site

Payments and Gifts

Prudential does not permit associates to engage in activities or use Prudential resources for any purposes that violate the laws or regulations of any country in which Prudential does business. No gift, payment or entertainment that would violate the Foreign Corrupt Practices Act (“FCPA”) or other applicable local laws may be offered or provided to any official, employee or representative of a non –U.S. government or public international organization or any non-U.S. political party, party official or candidate. While the FCPA permits giving gifts or payments to expedite or secure the performance of routine governmental actions, it is Prudential’s policy to discourage such payments. They are permissible only in limited circumstances as described in Prudential’s Company Principles and Policies. The FCPA requires Prudential to maintain books, records and accounts in reasonable detail that accurately and fairly reflect all Company transactions.

Associates should consult Prudential’s Company Principles and Policies for specific details regarding the Company’s policy on compliance with the FCPA and other laws, including with respect to facilitating payments, the Company’s responsibilities in joint ventures, partnerships and other strategic relationships and dealings with third parties, consultants or intermediaries.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Questions regarding this policy should be directed to the Compliance Department. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office located in Newark, New Jersey for referral to the appropriate resource.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Authority for Law and Compliance
•	Antitrust and Unfair Competition
•	Foreign Corrupt Practices Act
•	Gifts and Entertainment

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities
•	Principle	We will effectively manage our business and financial risks

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and protect important company assets.

•	Vendor Agreements and Acquisition of Goods and Services

•	Compliance Intranet Site

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SHARING INFORMATION

Public Disclosure

Prudential’s obligation to its investors, customers and the general public reflects a strong commitment to maintaining integrity and confidence in the markets for its securities. Accordingly, Prudential has adopted an express policy regarding its public disclosures.

The information that Prudential and its subsidiaries disclose in their filings with the Securities and Exchange Commission and other regulators and in other public communications should be full, fair, accurate, timely and understandable.

The Chief Executive Officer, Chief Financial Officer, Controller and all officers and associates who have a role in finance, accounting, tax and investor relations or who oversee those functions or have a responsibility for preparing or reviewing information or reports or documents that the company files with, or submits to, the Securities and Exchange Commission or other regulators or disseminates in other public communications are expected to support this goal.

For further information, contact your Finance, Audit or Law Departments. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Communications

Associates are responsible for complying with corporate and/or marketing and compliance guidelines, regulatory policies and rules governing internal and external communications. These communications include, but are not limited to, television and radio broadcasts, advertising, marketing, sales illustrations, surveys or general reports and memoranda.

All internal and external Company communications with the media, regulators, investors, shareholders, customers and associates must be accurate and forthright.

•	Communication with news media should only be conducted by the Company’s official spokespersons.
•	Communication with regulatory authorities should only be conducted by the Company’s regulatory professionals.
•	Requests for financial information regarding Prudential should be referred to the Company’s investor relations professionals for consideration and response.

Associates are not permitted to create, publish or circulate, either externally or internally, any oral or written statement that is false, derogatory, defamatory or maliciously critical of Prudential, a competitor or another Prudential associate. Such statements are inappropriate and may be illegal.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Associates should consult with their Communications, Compliance or Investor Relations areas for further information. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office located in Newark, New Jersey for referral to the appropriate resource.

Suggested Resources

•	Company Principles and Policies

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•	Principle	We will protect and enhance Prudential’s reputation and

brand through our words and action.

•	Authority for External Communications
•	Authority for Investor Relations

•	Investor Relations Intranet Site
•	Law Intranet Site
•	Global Communications Intranet Site

Financial Reporting Concerns

The Sarbanes-Oxley Act of 2002 requires the Audit Committee of the Board of Directors of Prudential to establish procedures for the receipt, retention and treatment of complaints regarding financial reporting from employees and external sources, including the confidential, anonymous submission of concerns by employees.

In response to this mandate, the Audit Committee has designated the Enterprise Business Ethics Office as the central facility for the receipt, retention and treatment of concerns related to financial reporting. Under this policy, all financial reporting concerns not directly made to the Enterprise Business Ethics Office must be forwarded there for oversight and determination about appropriate handling.

Associates who have a concern about how the Company has treated an accounting or financial reporting matter may submit those concerns directly or anonymously to the Enterprise Business Ethics Office through its toll-free help line (800-752-7024) or the Enterprise Business Ethics Web site. Concerns may also be submitted to the Business Ethics fax (973-802-9955) but senders should be aware that the fax will identify the number from which the transmittal was sent, unless otherwise programmed by the sender. Alternatively, associates may communicate their concerns directly to the Audit Committee of the Board of Directors by writing to P.O. Box 949, Newark, New Jersey 07101-0949. Associates may, but are not required to, use the “Financial Reporting Concerns” form, which can be obtained from the Web site or from their local Business Ethics Officer.

If an associate raises a concern about a financial reporting or an accounting matter with a manager/supervisor, the manager/supervisor must complete a “Financial Reporting Concerns” form within one business day and submit it directly to the Enterprise Business Ethics Office or to his/her local Business Ethics Officer who, in turn, will forward the matter to the Enterprise Business Ethics Office. Managers/Supervisors may obtain the “Financial Reporting Concerns” form from the Enterprise Business Ethics Web site, the Enterprise Business Ethics Office or their local Business Ethics Officer.

Financial reporting and accounting are areas in which issues arise that often require the consideration of alternative approaches and the application of judgment in order to reach the most appropriate result for the Company and its shareholders. Prudential wants associates and others to report issues relating to financial reporting and accounting that they believe have been handled improperly, but the Company also wants to foster an environment where a full discussion of issues and alternatives is encouraged. It is understood that in the normal course of work an associate may approach a manager with a question or a request for an opinion about an issue in these areas. It is sometimes difficult to tell whether an inquiry is a straightforward question or, in fact, a

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concern. If there is any doubt in the manager’s mind, he/she should treat the matter as a reportable concern.

All financial reporting and accounting concerns will be investigated. When the investigation is complete, the Enterprise Business Ethics Office will inform the associate of the outcome, if his/her identity is known, although details may be withheld to preserve confidentiality.

As a public company, Prudential is committed to reinforcing good corporate behavior by establishing best practices for doing the right thing. With the assistance and support of our associates, Prudential will maintain an environment in which associates can freely raise concerns and protect the interests of our shareholders, our customers, our associates, and the general public.

MTRC may also cover conduct discussed above by an associate’s family or household members.

For further information, contact your local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

In reviewing accounts payable expense vouchers, you notice one voucher covers the costs of an extravagant party on a foreign island. Based upon your review of the supporting information, it is clear that the party was a personal expenditure for a top executive, yet the Company is paying the voucher. You want to report your concerns, but you're worried about possible repercussions from management. What can you do?

Answer

You should be aware that Prudential has a policy prohibiting retaliation against any associate because he/she has reported a business ethics concern. The Company will take appropriate disciplinary action against any employee found to have engaged in retaliatory behavior. You should also feel free to report your concerns to the Enterprise Business Ethics Office, anonymously and confidentially using the Enterprise Business Ethics Web site, toll-free Help line or fax. None of these mechanisms identify the individual contacting the Enterprise Business Ethics Office.

Scenario 2

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In the process of performing the quarterly close of the accounting records you, a manager, happen to overhear two managers in another unit of the company discussing how they need to alter the company’s actual earnings to be in line with the investment community’s expectations. They go on to discuss how they might be able to accomplish this by not recording certain expenses that occurred in the current period by hiding them as an asset on the balance sheet. The manager is not directly responsible for the accuracy of that unit’s portion of the report. May the manager begin to look into the matter?

Answer

No, the manager may not. Under the Company’s policy, managers must report financial reporting concerns within one business day of learning of them to the Enterprise Business Ethics Office or, alternatively, to the local Business Ethics Officer who, in turn, will forward the matter to the Enterprise Business Ethics Office for handling. It is inappropriate for any manager to take any further action unless contacted by the Enterprise Business Ethics Office

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Scenario 3

A new associate in the Accounting Department of one of the business units working on the quarterly close process asks the associate who previously had her job and has recently been promoted to a managerial position in another area what the correct method is for calculating year-end accruals with respect to a certain type of expense, because she is having trouble tying some of the numbers. Does this constitute a “concern” that must be reported to the local Business Ethics Officer or Enterprise Business Ethics Office?

Answer

Ordinarily not. New associates or associates new to a position are encouraged to ask questions. However, it is a judgment call and the surrounding circumstances of each situation must be assessed separately. In this example, it appears that the new associate is just asking a question, and is not implying that there is anything wrong with the underlying numbers. However, if the context or other factors, suggest that there is something more to the matter, then the manager should err on the side of reporting the matter to the local Business Ethics Officer or the Enterprise Business Ethics Office.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will foster an open and respectful culture where

each associate can thrive personally and professionally.

•	Whistleblower Protection
•	Foreign Corrupt Practices Act
•	Gifts and Entertainment

•	Principle	We will safeguard the company’s financial assets and
produce accurate and reliable financial reports and
disclosures.

•	Expense Management
•	Financial Reporting Concerns Form

•	Business Ethics Intranet Site
•	Law Intranet Site

Confidentiality and Privacy

Many business relationships require the exchange of confidential information. Similarly, Prudential’s relationship with our employees requires the maintaining of confidential information. Confidential information includes but is not limited to personal, medical and financial information about customers and associates, as well as business information, including but not limited to, client lists, marketing plans, files, systems

QUANTITATIVE MANAGEMENT ASSOCIATES

information, product data and research and development. Associates have a responsibility to protect this information at all times.

Our clients and our associates are very valuable - and so is their right to privacy.

•

Access to confidential information must be secured. Information that can be accessed through your computer is only as secure as your computer, files, documents, etc. Associates are expected to protect confidential information.

•	Information may only be used for Prudential’s business purposes.
•

Clients may ask us not to disclose information when it will be used to tell them about other products or services offered by Prudential or a third party. Before sharing information for this purpose, you must be sure that the client has not asked that this information not be disclosed.

Prudential’s success depends on the confidence our customers and associates have that we properly handle confidential information. Unauthorized or improper disclosure of confidential information may result in liability for the associate and the Company or place the Company at a business disadvantage.

Associates have a further responsibility to safeguard confidential information so that access is restricted to those who have a need to know. Associates who, during the normal course of performing their jobs, have or require access to confidential information about Prudential or a particular business unit have a “need to know.” Need is determined based upon job-specific responsibilities.

When conducting Company business, associates should:

•	Request and use only information that is related to business needs. Such information should be used, revealed and discussed only within the scope of an associate’s job.
•	Restrict access to records to persons with proper authorization and legitimate business needs.
•	Include in files only relevant and accurate data used as a basis for taking action or making business or personnel decisions.

Unauthorized or improper disclosure of confidential information could be harmful and might result in liability for the associate and the Company. More importantly, Prudential’s success in business depends on our customers’ and associates’ confidence that we will properly handle the confidential information they have entrusted to us.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Associates should contact the Privacy Office for further information. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office located in Newark, New Jersey for referral to the appropriate resource.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

QUANTITATIVE MANAGEMENT ASSOCIATES

I work the mailroom. Part of my job entails printing address labels for mailings to Prudential customers. A friend of mine just landed a sales job and asked me for a list of names and addresses so he can begin building a client base. Is it acceptable to provide him with this information?

Answer

No, it is not. Prudential’s policy requires that this remain confidential information. Customer information may only be disclosed to outside parties under strictly controlled conditions and only when the customer has not instructed Prudential to keep the information confidential.

Scenario 2

I played a role in an innovative financial transaction. Its success depends on a complex series of computer simulations that my business group designed and conducted. A former colleague calls to ask how Prudential was able to structure the deal on a profitable basis. May I disclose the information?

Answer

This information is proprietary and disclosure is directly contrary to your responsibility to keep this information strictly confidential.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Confidentiality of Personal Information

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Personal Securities Trading and Trading in PRU stock -Treatment of Inside Information and Confidential Information.

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Security for Business Information

QUANTITATIVE MANAGEMENT ASSOCIATES

•	Privacy Office Intranet Site
•	Compliance Department Intranet Site

Material Non-public Information (“Inside Information”)

Associates are required to read, understand and comply with Prudential’s policies and procedures governing the use of “material non-public information”. These policies and procedures are based on federal and state securities laws, violations of which could result in liability to both Prudential and associates. Restrictions on the use of material non-public information apply to information about Prudential as well as other public companies with which Prudential is doing business (such as a client, vendor or partner). Material non-public information about a company is often referred to as “inside information”.

Information is “material” if an investor, considering all the surrounding facts and circumstances, would consider the information important in deciding whether or when to buy, sell or hold a security. Information is “non-public” if it is not generally available to the investing public through sources such as the media or public corporate filings.

In the course of their work, associates may receive or have access to material, non-public information. Some associates may have day-to-day access to it because it is required to perform their jobs. Company policy, industry practice, and federal and state laws establish strict guidelines for the use of material, non-public information.

A summary of Prudential’s policy restrictions on the use of material non-public information includes:

•

Associates may not use material non-public information obtained in the course of their employment for their own personal gain or share such information with others for the personal benefit of either party.

•

Associates must treat as confidential all information that is not publicly disclosed concerning, among other matters, Prudential's financial information, investment activity, financial condition, and business plans or activities.

•	Associates must preserve the confidentiality of material nonpublic information and share it only with authorized associates who have a legitimate business need for the information.

MTRC may also cover conduct discussed above by an associate’s family or household members.

To determine if information is material, associates should confer with business management, who will consult with the Law or Compliance Departments or other areas as needed. You may also contact your local Business Ethics Officer or the Enterprise Business Ethics Office located in Newark, New Jersey for referral to the appropriate resource.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

QUANTITATIVE MANAGEMENT ASSOCIATES

I am working on my MBA two nights a week. Our professor thinks it is important for students to use real world examples in our class, all of whom are Prudential associates. I have heard we might be buying a large company in the insurance segment. If I do not tell anyone the name of the company we may purchase, may I share this information with my classmates?

Answer

No, you may not. Because investors would consider a potential acquisition material to their decision to sell or buy, it may not be shared. You may not discuss confidential or material nonpublic information, such as a potential acquisition, in public places. You must be conscious of what you say. The financial markets may respond to the information about potential merger and acquisition activity no matter how it is communicated. It is also important not to reveal confidential information to co-workers who do not have a need to know, including business partners, consultants, and vendors.

Scenario 2

A colleague in my office told me he had been working on a project and learned that the Board of Directors was going to approve a dividend increase at a future meeting. I told a friend about it and he said I should buy some Prudential stock. I’m not sure if it is right for me to do that.

Answer

You may not buy the Prudential stock. The information disclosed by your colleague about the dividend is material nonpublic information. The colleague, who obtained the information through his work, should not have shared it with you. Moreover, once you learned about the dividend, you should not have shared it with your friend.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Personal Securities Trading and Trading in PRU Stock - Treatment of Inside Information and Confidential Information.

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

QUANTITATIVE MANAGEMENT ASSOCIATES

•	Security for Business Information

•	Privacy Office Intranet Site
•	Compliance Department Intranet Site

Insider Trading Rules

Under U.S. federal and state securities laws and Prudential’s policies, associates cannot buy or sell a security while in possession of material non-public information relating to the issuer of that security. Associates are also prohibited from "tipping" others about such information.

The following kinds of information often constitute material nonpublic information about a company:

•	Information about earnings, dividends, rating changes
•

Information about material physical assets (e.g., sale of a building, an oil discovery, an environmental problem) or financial status (e.g., developments concerning financial restructuring or the issuance or redemption of, or any payments on, any securities)

•	Information about a merger, acquisition, divestiture, tender offer, joint venture, or similar transaction
•	Information about a substantial contract to purchase or sell supplies or services
•

Information that a company is considering a purchase or sale of a security or is going to make a trade or has just made a trade of that security. This applies at Prudential whether Prudential is trading for the general account, for the account of an institutional client that Prudential manages, or as part of a share repurchase program.

A summary of Prudential’s insider trading policy restrictions includes:

•

Associates may not buy or sell any security issued by Prudential or other public company, if they have material non-public information about the company. This restriction applies to transactions for Prudential associates, members of their families, on behalf of Prudential or for the benefit of other persons. In addition, associates with material non-public information may not recommend to others that they buy or sell any security issued by the company (“tipping”).

•

Associates who are aware that Prudential is considering or actually trading any security for any account it manages must regard that as material non-public information. These individuals may not make any trade or recommendation involving that security until seven calendar days after knowing that such trading is no longer being considered by Prudential or until seven calendar days after Prudential ceases trading in that security.

•

Associates may not communicate material non-public information to anyone except those who have a need to know and are authorized to receive it in connection with the performance of their responsibilities for Prudential.

_________________________

 Certain sales of Prudential common stock and exercises of stock options are permitted if made pursuant to prearranged trading plans that meet the requirements of the Company’s policy on individual trading plans under SEC Rule 10b5-1.

QUANTITATIVE MANAGEMENT ASSOCIATES

Some associates are subject to special restrictions and monitoring of their personal securities trading (including trading in securities issued by Prudential) due to their job responsibilities or positions at Prudential. Associates are notified if they fall into this category and given specific information on the conduct required.

MTRC may also cover conduct discussed above by an associate’s family or household members.

For further information, associates should consult with their Compliance Department. Associates may also contact their local Business Ethics Officer or the Enterprise Business Ethics Office located in Newark, New Jersey for referral to the appropriate resource.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

In the course of your work, you become aware that Prudential is acquiring a financial services company. This information is material and nonpublic. At the same time, you read a general announcement to employees stating that eligible employees only have two weeks left to fund a “make-up contribution” in their PESP account. You are an eligible employee under this program and would like to purchase Prudential stock in your PESP account.

Although you have material nonpublic information, you believe it is permissible for you to buy the stock. You note that you are not buying the stock based on the material public information you have, but rather because you have been purchasing Prudential stock in your PESP account every quarter for two years as part of your personal investment plan.

Answer

You cannot purchase Prudential stock in your PESP account. Under Prudential’s insider trading policy, associates are prohibited from buying or selling Prudential stock if they possess material nonpublic information. Trading restrictions are not limited to situations where an associate is actually using the information to decide whether or not to trade. Prudential’s policy aligns with the recent position taken by Securities and Exchange Commission (SEC) with respect to insider trading.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

QUANTITATIVE MANAGEMENT ASSOCIATES

•	Personal Securities Trading and Trading in PRU Stock - Treatment of Inside Information and Confidential Information.

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Security for Business Information

•	Privacy Office Intranet Site
•	Compliance Department Intranet Site

BALANCING CONFLICTING INTERESTS

Conflicts of Interest

A conflict of interest is a personal interest that could conflict with one's obligations to Prudential or its customers, shareholders or associates. When decisions are made by associates acting on behalf of Prudential who have a personal stake in the outcome of that business decision, trust and confidence - so critical to our success as a Company - is eroded.

A conflict of interest may exist even when no wrong has actually been committed. The mere opportunity to act improperly may be enough to create the appearance of a conflict. The appearance of a conflict of interest may be as damaging to the Company and to the associate as

QUANTITATIVE MANAGEMENT ASSOCIATES

an actual conflict of interest because it diminishes the credibility of otherwise appropriate decisions and transactions.

All Prudential associates must prevent their personal interests from conflicting or appearing to conflict with the ethical principles and practices of Prudential in their interactions with customers, shareholders, the public or other associates. Business must be conducted in a manner that earns their trust and respect. Prudential’s business decisions must be based solely on the best interest of the Company. Further, associates are expected to advance the legitimate interests of the Company when the opportunity to do so arises.

Associates may not engage in outside activities that would create, or appear to create, a potential or actual conflict of interest with respect to their ability to make decisions and/or act regarding Prudential's business. They may not take for themselves personally opportunities that are discovered through the use of Company property, information or position and may not use such property, information or position for personal gain. Associates may not compete with the Company.

It is important to disclose all potential conflicts of interest to a member of management or the Enterprise Business Ethics Office and seek guidance as to whether a situation may violate the guidelines set forth in this Policy. In addition, associates should disclose the relationship of any family or household members who work at companies in similar businesses to Prudential, or which are clients of, or suppliers to, Prudential, where an appearance of a conflict of interest could result if the family/household member benefits from the Prudential associate’s actions or advice.

MTRC addresses issues associates should be aware of while conducting business on behalf of Prudential. The guidelines contained in MTRC should not be viewed as comprehensive. Rather, they are intended to provide a general framework within which associates are expected to conduct themselves. Where associates are faced with circumstances raising a conflict of interest concern similar to those set forth herein, associates are expected to address the concern consistent with the underlying spirit reflected in MTRC.

We recognize the value of privacy to our associates and their desire to conduct their personal lives without unnecessary interference. However, Prudential requires full and timely written disclosure of any situation that could create a conflict of interest or the appearance of one. The Company must determine whether or not there is a conflict. This determination may not be made solely by the associate.

For more information, contact your local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

I work in a customer service center taking care of policyholder changes. A policyholder has requested a change on one of his policies – changing the beneficiary to me. I’ve tried to persuade the policyholder that I felt it was not appropriate, but the policyholder is insisting on

QUANTITATIVE MANAGEMENT ASSOCIATES

designating me as a beneficiary in recognition of my years of service to his policy matters. May I accept the beneficiary designation?

Answer

No, you may not. Although the policyholder has the legal right to designate anyone he chooses to be the beneficiary on a policy, it might appear that your services to this customer were motivated by an interest in obtaining financial benefits from the customer. As a result, there would be the appearance of a conflict of interest in violation of Company policy, even though you handled the customer’s needs in the same manner as other accounts and advised the customer that this would be inappropriate. In this situation, contact your management, Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey for advice on how to proceed.

Scenario 2

I am an investment professional and I just learned that my broker, who has full discretion over my brokerage account, has purchased shares for my account in a company to which Prudential is about to lend money. I am working on the deal team for this transaction. Should I disclose this investment as a potential conflict of interest?

Answer

Yes. Even though you did not instruct your broker to buy this security, you are the beneficial owner of the shares, and this investment may create the appearance of a conflict of interest. Others may view your conduct as being motivated by an interest in enhancing your holdings as a result of the loan the Company is about to make. This activity must be reported and management may determine that it is necessary to exclude you from participating in this financial transaction.

Scenario 3

I am a portfolio manager and I just got married. My husband is a trader at Merrill Lynch. Should I disclose this as a potential conflict of interest?

Answer

Yes, this should be disclosed as a potential conflict of interest. In addition, neither you nor your spouse may disclose significant information about your respective employers’ activities that might influence, or give the appearance of influencing, the other's decisions or actions.

QUANTITATIVE MANAGEMENT ASSOCIATES

Disclosure will allow management an opportunity to request any recusal that may be necessary or to impose conditions that will avoid any potential or actual conflict of interest.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

•	Political Activities and Contributions

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Security for Business Information

•	Business Ethics Intranet Site
•	Human Resources Intranet Site

Involvement in Outside Business

All full-time employees are expected to devote full time to their Company duties. Involvement in an outside business activity, including activities for not for profit organizations, is not permitted when it interferes with one's ability to perform the duties of his/her job or poses a potential or actual conflict of interest as determined by the Company.

A management employee may not serve as an outside director, officer, employee, partner or trustee nor hold any other position in an outside business enterprise without prior written approval from the Company.

No employee, regardless of rank, is permitted to be involved in an outside business that is in competition with Prudential; nor may an employee be involved with an outside business that is doing business with Prudential without the Company’s approval.

An employee does not need prior approval to participate in another business as a director, officer, employee, partner or trustee if all of the following apply:

•      The outside business enterprise is principally owned by the associate and/or other members of the associate’s immediate family and/or household; and

•      The outside business enterprise is not doing business with, or in competition with Prudential; and

•      The nature of the associate’s participation in the outside business enterprise will not conflict with his/her duties at Prudential.

Note: A passive interest in a limited partnership or limited liability company engaged primarily in investment in securities, real estate or other investment assets would not be deemed involvement in an outside business.

QUANTITATIVE MANAGEMENT ASSOCIATES

Non-management full-time employees do not need prior approval to accept outside employment, if permitted under applicable administrative policies or an agreement relating to their employment and the employment is not with a competitor.

In all instances, whether or not approval is needed, employees are required to disclose outside business affiliations in writing to their management.

Under no circumstances may an employee conduct external business on Company time or by using Company property. This includes, but is not limited to, circulating catalogs, soliciting sales, use of Company e-mail or otherwise promoting the external business.

Employees may not solicit for any cause or any organization on company property during their working time or during the working time of the employees who are being solicited. In addition, employees may not distribute literature on company property during working time or in working areas at any time. Non- employees and outside organizations are not permitted to solicit employees or distribute literature on company property at any time. This includes solicitation on company property by an outside organization for charity or distribution for sale of any type of goods, raffle tickets or the like.

The only exceptions to this policy are company-sponsored philanthropic programs, items offered through Working Advantage and other company-sponsored programs. The prohibition against distribution of literature for both employee and non-employee groups includes materials distributed via paper and/or electronic means such as e-mail, voice-mail or fax.

MTRC may also cover conduct discussed above by an associate’s family or household members.

For further information, consult with the Human Resources or Law Departments and the local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

My spouse runs a flower shop that was financed with a loan from his parents. The flower shop does occasional business with a Prudential business group that I do not work in. If, in my spare time, I help handle the shop's accounting requirements and tax returns, is approval required?

Answer

Yes, you should disclose in writing your involvement with the flower shop and seek appropriate approval. It could be viewed as a conflict of interest because the shop does business with Prudential, even if infrequently.

Scenario 2

QUANTITATIVE MANAGEMENT ASSOCIATES

I am a Prudential employee and sit on the board of a non-profit charitable organization. To increase awareness of this organization’s activities and hopefully generate financial support, I have been asked to distribute literature including invitations to an upcoming fundraiser. I am contemplating asking my Human Resources professional to run off employee labels so I can send the information. Is this permissible?

Answer

Prudential is extremely supportive of employee philanthropic involvement. Programs like Community Champions, Matching Gifts, Global Volunteer Day and many others provide opportunities for associates to become involved in their communities. Employees who wish to solicit workplace support for their favorite charities may utilize these company-supported programs. Employees may not solicit for any cause or organization or distribute literature on company property during work time or the work time of the employees being solicited.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

•	Political Activities and Contributions

•	Human Resources Intranet Site

Financial Transactions

Associates may not act on behalf of Prudential in any transactions in which they have a personal interest.

If associates find themselves involved in a transaction presenting an actual or potential conflict of interest, they should immediately disclose in writing their personal interest to their supervisor who will consult with the local Business Ethics Officer or the Enterprise Business Ethics Office and appropriate legal and/or compliance areas and will implement any necessary controls.

Exception: This rule does not apply to a personal interest resulting from participation in a compensation plan that has been approved by an associate’s business unit, or any plan that provides for direct participation in specific transactions approved by Prudential's Board of Directors or one of its committees.

Associates may not, without prior approval, have a substantial ownership interest in any outside business that, to their knowledge, is involved in a business transaction with Prudential or is engaged in businesses similar to any business engaged in by Prudential.

A substantial interest includes but is not limited to:

QUANTITATIVE MANAGEMENT ASSOCIATES

•      Any investment in an outside business involving an amount greater than ten percent of an associate’s or family or household member’s gross assets; and/or

•      Any investment involving an ownership interest greater than two percent of the outstanding equity interests.

Associates do not need approval for bank deposits and investments in mutual funds, partnerships and similar enterprises that are publicly owned and engaged primarily in the business of investing in securities, real estate, or other investment assets.

Employees may not, without prior approval, borrow an amount greater than ten percent of their gross assets, on an unsecured basis from any bank, financial institution, or other business that, to the associate’s knowledge, currently does business with Prudential or with which Prudential has an outstanding investment relationship.

Note: This rule does not apply to residential mortgage loans, (including bridge loans in anticipation of a residential mortgage loan), margin accounts, or other adequately secured loans.

Associates may not, without prior approval, engage in any transaction involving the purchase of products and services from Prudential, except on the same terms and conditions as they are offered to the public.

Prior approval is not required to accept special discounts or other favorable terms that are in the nature of associate benefits or items available from “My Discounts” page on the Company’s intranet which are generally offered to our associates.

Directors and Officers of Prudential may be prohibited by law from engaging in certain transactions, even though the terms and conditions are the same as those generally offered to the public. Those individuals should consult with the Law Department.

Margin accounts are considered to involve loans to the account holder. Therefore, an Officer of one of the subsidiaries of Prudential would be prohibited from opening a margin account with the Company or one of its affiliates.

Associates are also prohibited from appropriating business opportunities from our customers or clients. Associates may have access to considerable information about investments and other types of business opportunities obtained while carrying out the normal scope of their Prudential duties. These opportunities are for the benefit of our customers and/or clients. If an associate were to take advantage of the opportunity for his/her own personal gain, when the opportunity would otherwise be suitable for one of our customers, clients, policyholders, or the Company itself, the associate would be appropriating that opportunity.

Note: This does not apply to products and services offered by Prudential or to investments available to the general public through third parties or in public markets.

MTRC may also cover conduct discussed above by an associate’s family or household members.

If there is any question whether the terms and conditions are the same as those generally offered to the public or there is the possibility of an appearance of conflict, associates should seek advice from management, their local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Scenarios

QUANTITATIVE MANAGEMENT ASSOCIATES

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

I work in an investment area of Prudential and my division lends money to companies. I was just named to the team that will be reviewing five possible companies to which we may lend money, and I personally hold an equity position in one of the companies. Should I disclose this as a possible conflict of interest?

Answer

Yes, you should immediately disclose your personal interest to your supervisor. Your personal interest in one of the companies may give the appearance of having influenced your evaluations, and your judgment could be called into question. You may be asked to exclude yourself from any activities regarding the company in which you hold a financial interest.

Scenario 2

I have a $17,000 investment in a Real Estate Investment Trust ("REIT") with which Prudential is affiliated. My gross assets amount to $210,000, including my home, car and savings account. Do I have to disclose my REIT investment as a potential conflict of interest?

Answer

No, for two independent reasons. Your investment is not greater than ten percent of your gross assets (i.e. 21,000) therefore, no prior approval is required. In addition, since the REIT is publicly owned and is in the business of investing in real estate, your investment would not be viewed as a conflict of interest, regardless of the amount.

Scenario 3

I plan on borrowing $50,000 on an unsecured basis to finance my child’s college education. My gross assets amount to $250,000. I’ve just learned that the bank I’m borrowing this money from is a bank that Prudential uses as a custodian for its mutual funds. Do I need approval from Prudential before proceeding with this loan?

Answer

QUANTITATIVE MANAGEMENT ASSOCIATES

Yes. Prior approval is required because the loan exceeds ten percent of your gross assets (i.e. $25,000) and is being borrowed on an unsecured basis.

Scenario 4

My father has owned and operated a real estate relocation business for 30 years as a sole proprietor. He recently retired and asked me to take over the business. However, at the same time, a relocation company, that is publicly traded, made an offer to buy the business, which my father has accepted. As part of the deal, my father and I will become joint owners of two and one-half percent of the relocation company’s outstanding stock. Do I have to get permission for this from Prudential?

Answer

Yes, you do. Under the transaction you describe, you will have an ownership interest in the company that is greater than two percent of the company’s outstanding equity. Under Prudential’s policy, an ownership interest greater than two percent is deemed to be a “substantial interest”. Since Prudential is engaged in the relocation business, you will have to disclose and get prior approval for this ownership interest.

Scenario 5

I am a portfolio manager and have been offered the chance to purchase warrants in a company for my personal account. This investment would also be suitable for one of my clients. Would it be acceptable to allocate a portion to my client and purchase a portion for my own personal account?

Answer

No, it would not. Because this investment is suitable for your client, this would be considered appropriating an investment from your client and would constitute a conflict of interest.

Note: If you had determined that the investment was not suitable for your client and you wanted to personally invest in the company, you should seek prior written approval from your compliance officer.

Suggested Resources

•	Company Principles and Policies

QUANTITATIVE MANAGEMENT ASSOCIATES

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Personal Securities Trading and Trading in PRU Stock - Treatment of Inside Information and Confidential Information.

•	Compliance Intranet Site
•	Business Ethics Intranet Site
•	Human Resources Intranet Site

Transactions and Relationships with Suppliers

A conflict of interest may arise if an associate is offered goods or services from a third party on terms not generally available to the public. This includes gifts from vendors or suppliers with whom Prudential does business and which are not otherwise permitted under the Gifts and Entertainment Policy. Such an arrangement could create the appearance that an associate is being singled out because of his/her position with the Company. In addition, it may appear that the individual would be expected to provide something in return for the benefit he/she has received.

We should be fair to our suppliers. It is our policy to award orders, contracts and commitments to suppliers strictly on the basis of merit without favoritism. The choice of suppliers should be based on factors such as price, quality, reliability, service, and technical advantage and, in appropriate circumstances, the impact on the community, such as purchasing from local, minority or women-owned vendors.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Associates should seek guidance from business management, their local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey, if they have questions regarding any transaction with our suppliers or vendors.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

An external broker offers a portfolio manager a lower commission rate on his/her personal investments. The portfolio manager has directed client business to that broker in the past. If the portfolio manager takes advantage of the offer, would this be viewed as a conflict of interest?

QUANTITATIVE MANAGEMENT ASSOCIATES

Answer

Yes. Portfolio managers have a fiduciary responsibility to their clients and must always keep their client's interests ahead of their own personal interest. While the portfolio manager’s action would presumably have directed the client’s business to the external broker because doing so was in the client’s best interest at the time, the acceptance of the lower commission rate calls into question whether having done so in the past was motivated by an expectation of gaining personally for doing so. Independently, future business directed to the broker raises the specter of doing so because of an interest in continuing to receive the favorable rate, again creating a conflict of interest.

Scenario 2

I am a lawyer with Prudential, and I recently placed a bid on a house. An outside law firm that Prudential is doing business with has offered me a special discount on the house closing costs. May I accept this offer?

Answer

No, you may not. It is not appropriate to accept this special discount as it is not generally available to the public and the selection of this law firm as one with which Prudential will do business may be perceived as influenced by the discount received.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

Family or Household Member Business with Prudential

Associates should have the best interest of Prudential's customers in mind when conducting business. It follows, then, that associates may not direct business to someone due to their relationship with the person.

Associates may not steer or direct business to a family or household member.

QUANTITATIVE MANAGEMENT ASSOCIATES

Steering business may include directing brokerage transactions and contracting with a vendor for goods and/or services. It could also include offering employment, in which instance the associate should seek guidance from his/her Human Resources area. If an associate believes that a family/household member can offer the best goods and/or service to the Company, he/she should provide the competitive bids to his/her supervisor, disclose in writing his/her relationship with the individual and not participate in the decision-making process. This removes the appearance of a conflict and allows an independent third party to make the decision.

Associates should consult with business management, Human Resources, their local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey if they have any questions or need additional information.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

I am an operations manager for one of Prudential's business units, and I will have to hire an outside vendor to supply office furniture for our upcoming move. May I contract with my niece, who owns an office supply and furniture business, to supply the equipment?

Answer

No, you may not unilaterally make that decision. Associates generally may not channel business to family or household members. Prudential has negotiated contracts with certain preferred suppliers. However, if your niece can provide the best service and price for the equipment, you should fully disclose your relationship to your supervisor and ask him/her to make a determination whether or not to consider the use of this vendor’s services. You should not participate in that decision in any way.

Scenario 2

I am in one of the systems areas and will have to hire an external vendor to provide computer services during our transition to a new system. Should I seek approval before hiring the company where my husband works to provide the services?

Answer

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Yes, you must seek prior approval in this circumstance. Depending on your husband's position in the company, the request to hire this company might not be approved. However, if it is determined that there is no actual conflict, i.e., your husband would not receive an unfair benefit from the decision, both of you are removed from the actual decision, and no future conflicts could be expected to arise during the project, this request could be approved.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Personal Securities Trading and Trading in PRU Stock - Treatment of Inside Information and Confidential Information.

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Security for Business Information

•	Human Resources Intranet Site

Gifts and Entertainment

Associates should not accept or provide any gifts or favors that might influence the decisions they or the recipient must make in business transactions involving Prudential, or that others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to an observer, it might appear that the gift could influence business decisions. Prudential associates may not solicit gifts, meals, and entertainment.

Associates may occasionally give or receive gifts, meals or entertainment of moderate or reasonable value, subject to compliance with federal and state laws and regulations, rules of self-regulatory organizations and Prudential’s policies. The value of gifts, meals and entertainment that are permitted to be given or received must be consistent with generally accepted business practice and adhere to the Company’s Gift and Entertainment Policy mandates, including its reporting requirements.

Business Groups may impose stricter gift and entertainment requirements than those rules set forth in the Gift and Entertainment Policy, but may not permit more liberal rules. Associates that are registered with broker-dealers or hold insurance or other licenses may be subject to more stringent rules and reporting requirements and should consult with their compliance officer.

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Employees can find more detailed information on gifts, meals, entertainment, speaking engagements, prohibited gifts, public officials and reporting requirements in Prudential’s Company Principles and Policies.

MTRC may also cover conduct discussed above by an associate’s family or household members.

If there are questions about a gift, entertainment or payment, employees should discuss the matter with business management, Compliance, their local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

My spouse and I received an invitation to dinner and the theater from a longtime business associate from a consulting firm that my unit occasionally retains. May I accept the invitation?

Answer

This is a fairly common practice and is permissible unless your unit adopts a stricter rule prohibiting such entertainment. However, the value of the dinner and entertainment may subject you to the reporting requirements of the Policy.

Scenario 2

Our Gift Policy contained in the Policy and Principles Manual states gifts having value of under $100 could be considered acceptable. In my dealings with a specific vendor, they send me two or three times a year, gifts and/or discounts adding up to over $100 in total, but on a per occasion basis only may be worth $50-60. Is this acceptable?

Answer

No, it is not acceptable. Gifts given to or received from any one individual or firm in any one calendar year with a cumulative value that exceeds $100 would exceed the policy limit.

Suggested Resources

QUANTITATIVE MANAGEMENT ASSOCIATES

•	Company Principles and Policies

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Gifts and Entertainment
•	Foreign Corrupt Practices Act

•	Compliance Intranet Site

Disclosure and Approval Requirements

Each year Prudential associates at certain grade levels and above, as well as certain associates in areas that are considered particularly sensitive, such as investment, purchasing and sales, must complete the Conflicts of Interest Questionnaire. The questionnaire asks associates to disclose relevant outside interests, potential conflicts and information known to them about violations of “Making the Right Choices.”

Associates being hired, promoted, or transferred into any of these levels or positions must also complete and submit the Conflicts of Interest Questionnaire at the time they are placed in these positions.

By completing and signing the Conflicts of Interest Questionnaire, associates certify they have read MTRC and have fully disclosed relevant information consistent with it. Associates are responsible for providing accurate information on this questionnaire. Associates are strongly encouraged to become familiar with the guidelines set forth in MTRC and consult with their local Business Ethics Officer or the Enterprise Business Ethics Office to ensure they understand their responsibilities and are in compliance with the requirements set forth in this Policy.

If any circumstances addressed in MTRC arise after completion of the questionnaire, associates should seek guidance to ensure any necessary written approvals are obtained promptly.

The specific steps for disclosing and obtaining approvals with respect to MTRC follow below:

Procedures for Disclosure and/or Approval of Outside Activities and other Matters Governed by MTRC

•	Members of the Board of Directors:
•	Must submit disclosures or requests for approvals directly to the Corporate Secretary.
•	Must obtain written approval from the Board of Directors’ committee responsible for Business Ethics matters.
•	Associates at or above the level of senior vice president or its equivalent:
•	Must notify in writing the Enterprise Business Ethics Officer and the Corporate Secretary.

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•	Must obtain written approval from the Board of Directors’ committee responsible for Business Ethics matters.

Any waivers of this policy will be promptly disclosed to shareholders.

•	Associates at the vice president level or its equivalent:
•

Must present a written request for review of potential conflicts of interest or other matters covered by MTRC to the Enterprise Business Ethics Officer, who will review the request with the Law Department and present it to the appropriate vice chairman or to the chairman and CEO for approval.

•	All exempt associates below vice president level:
•	Must obtain written approval from their business head at a level of at least senior vice president who has overall responsibility for that business.
•	Senior vice presidents should seek advice from the Enterprise Business Ethics Office and Law Department on the individual cases before approval is granted.
•	Senior vice presidents must submit to the Business Ethics Officer a copy of the written approval.
•	Non-exempt associates:
•	Must obtain written approval from the manager to whom they report, directly or indirectly, at the level of vice president or above.
•	Managers who are contacted for written approval should consult with the Enterprise Business Ethics Office, their local Business Ethics Officer or other appropriate areas before granting approval.
•	Managers who are contacted for written approval must submit a copy of the written approval to the Enterprise Business Ethics Office.

Persons charged with responsibility for reviewing disclosures or requests for approval under these provisions of MTRC should handle such matters with appropriate seriousness. The reputations of the Company and our associates are at stake. The Enterprise Business Ethics Office will monitor judgments made in exercising this responsibility.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Questions regarding disclosure requirements or approvals of outside activities should be referred to your local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey.

Suggested Resources

•	Business Ethics Intranet Site
•	Conflicts of Interest Questionnaire
•	Conflicts of Interest Approval Process and Disclosure Forms

QUANTITATIVE MANAGEMENT ASSOCIATES

PRESERVING OUR NAME AND ASSETS

Use and Protection of Corporate Assets

Associates should protect the Company’s assets and promote their efficient use. They should protect the Company’s assets from theft, carelessness and waste and use them only for legitimate business purposes or such incidental personal uses as may be permitted by the Company’s written policies and procedures.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Suggested Resources

•	Company Principles and Policies

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Use of Company Property and Facilities and Disposal of Surplus Property

QUANTITATIVE MANAGEMENT ASSOCIATES

Political Contributions and Activities

Prudential does not contribute financial or other assistance to political parties, committees, candidates for public office or other organizations providing financial or other assistance to political parties, committees, candidates for public office or to support or oppose ballot initiatives, except where lawfully permitted and approved in advance in accordance with procedures adopted by Prudential’s Board of Directors Corporate Governance and Business Ethics or other Board committee.

Associates may make personal political contributions directly to political candidates, parties or causes to the extent permitted by law, but only on their own behalf and not as representatives of Prudential. Such contributions are not reimbursable by Prudential.

Associates making personal contributions should be aware that U.S. federal and certain state laws require that candidates, party committees and political action committees obtain and report the contributor’s name, address, employer and title. In these instances, and only to the extent necessary to enable the recipient candidate or committee to comply with applicable law, an associate may disclose his or her Prudential title and the Company name.

Associates may contribute to a Prudential-sponsored Political Action Committee (PAC) to the extent permitted by law. Such contributions are voluntary, and the Company or its management will not reward anyone for making such contributions nor penalize anyone for electing not to participate. Contributions to a Company sponsored PAC are not reimbursable by Prudential.

Associates may seek and hold elective or appointive office, provided they do so as individuals and not as representatives of Prudential. Associates are expected to conduct any campaign activities and to perform the duties of the office in a manner that does not interfere with their responsibilities to the Company, does not occur in Prudential facilities, and does not utilize any Prudential property.

Use of Company property (including letterheads, telephones, envelopes, stamps, duplicating equipment, etc.) is generally not permitted in connection with political activities or the making of contributions by associates.

MTRC may also cover conduct discussed above by an associate’s family or household members.

Any questions should be referred to your local Compliance or Law Departments. Associates may also contact their local Business Ethics Officer or the Enterprise Business Ethics Office in Newark, New Jersey for referral to the appropriate resource.

Scenarios

The following scenarios are designed to illustrate the application of the above discussed policy to assist you further in understanding its requirements.

Scenario 1

Prudential is involved in the development of an office building through a joint venture. The mayor of the local community asks our joint venture partner for an election campaign contribution from

QUANTITATIVE MANAGEMENT ASSOCIATES

our partnership. Our partner seeks your approval for the contribution, which, in this area, is permitted under state law.

Answer

Such contributions cannot be made without proper authorization. The Company’s policy is to grant such approvals only under extraordinary circumstances with the approval of the Law Department.

Scenario 2

My friend is running for mayor in my hometown, and he has asked that I act as his Campaign Treasurer. This position may require that I make occasional phone calls during the day to various sponsors. I work a long day at Prudential - usually arriving at 8 a.m. and leaving around 8 p.m. Would it be permissible if I took a half hour out of my day to make the phone calls?

Answer

Yes, you may as long as management agrees the activity will not interfere with your Prudential responsibilities, is not performed on Company time, and you are not using any Prudential property to perform these activities (including telephones, office space, staff, Company letterhead, etc.).

Scenario 3

In making a campaign contribution, I mistakenly wrote a cover note to include with my check and used my Prudential letterhead. Is this a violation of the Policy?

Answer

Yes, it contravenes the policy. Although associates are free to contribute to any political campaign of their own choosing, it must not appear in any way that they may be representing Prudential. Even the use of Prudential stationery could give this appearance.

Suggested Resources

•	Company Principles and Policies

QUANTITATIVE MANAGEMENT ASSOCIATES

•	Principle	We will be honest, fair and trustworthy in all of our activities.

•	Personal Conflicts of Interest and Outside Business Activities

•	Political Activities and Contributions

•	Principle	We will effectively manage our business and financial risks

and protect important company assets.

•	Use of Company Property and Facilities and Disposal of Surplus Property

•	Principle	We will honor the letter and spirit of our legal and

regulatory obligations.

•	Foreign Corrupt Practices Act

QUANTITATIVE MANAGEMENT ASSOCIATES

GLOSSARY

Associate: any full or part time employee, employee agent, intern, Officer or Director of Prudential, its subsidiaries and/or affiliates.

Business Ethics Officer: the designee imbedded in business/corporate center functions having responsibility for managing investigations of business ethics complaints, nurturing the ethical climate of the business, implementing the annual Conflicts of Interest process and approval procedures and providing ethics-related advice to associates within their respective areas.

Communications: internal or external communication in any form that includes, but is not limited to, television and radio broadcasts, advertising, marketing materials, sales illustrations, brochures, general internal reports, memoranda and e-mail.

Confidential Information: includes, but is not limited to, personal, medical and financial information about individuals, including applicants, customers and associates, as well as business information, including, but not limited to client lists, marketing plans, files, systems information, product data, and research and development.

Conflict of Interest: a personal interest outside of the Company, that could be placed ahead of one’s obligations to Prudential, and/or its customers or gives the appearance of a conflict by way of influences, interests or relationships.

Fair Competition: the facilitation of free and open competition where any activity or conduct that improperly reduces or eliminates such competition in the marketplace is prohibited.

Family Member: includes but is not limited to an associate’s spouse, parents, children and stepchildren, siblings, in-laws, grandparents, grandchildren, aunts, uncles and domestic partners.

Gifts/Entertainment: anything of value that may influence or appear to influence the decision an associate or third party makes in a business transaction involving Prudential. Gifts include, but are not limited to, money, securities, loans, investment or business opportunities, goods and services, discounts, entertainment events, meals, outings, trips, travel and favorable interest or brokerage rates.

Household Member: excludes individuals who reside in the same house but who pay rent representing fair market value, negotiated in good faith and at arm’s length, and who are not otherwise related.

Inside Information: for the purposes of this Policy, any confidential or proprietary information obtained in the course of employment.

Material Information: information which an investor, considering all the surrounding facts and circumstances, would consider important in deciding whether to buy, sell or hold a security.

Non-public Information: information that is not generally available to the investing public through sources such as the media or public corporate filings.

Officer: a Prudential employee at or above the level of Vice President or its equivalent.

QUANTITATIVE MANAGEMENT ASSOCIATES

Passive Interest: a purely financial involvement in an organization where the associate performs no managerial functions provides no advice and has no ability to influence the policies, products or business of the outside organization.

Proprietary Information: information owned by Prudential including, but not limited to, client lists, marketing plans, files systems information, product data and research and development.

QUANTITATIVE MANAGEMENT ASSOCIATES

PERSONAL SECURITIES TRADING SUMMARY

Regulation:

Federal Law requires all broker-dealers and investment advisers to establish procedures to prevent insider trading by their associates. In addition, the Federal Sentencing Guidelines require companies to establish reasonable procedures to prevent and detect violations of the law. To comply with these and other similar laws and rules, Prudential has developed the Personal Securities Trading Policy to prevent the misuse of material nonpublic information about Prudential or other public companies. All employees are held to the general principles of the Policy to ensure the proper use of material nonpublic information.

Policy Statement:

As a leader in the financial services industry, Prudential Financial, Inc. (“Prudential” or “Company”) aspires to the highest standards of business conduct. Consistent with this standard, Prudential has developed a Personal Securities Trading Policy (“Policy”) incorporating policies and procedures followed by leading financial service firms. This Policy is designed to ensure Prudential and its associates comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) and the National Association of Securities Dealers (“NASD”) Conduct Rules, and to ensure that its associates conduct their personal trading in a manner consistent with Prudential’s policy of placing its shareholders’ and customers’ interests first.

All PIM associates are subject to Prudential’s Personal Securities Trading Policy including the system of monitoring personal securities trading. All PIM associates are also subject to certain restrictions on the securities in which they may trade for their personal or related accounts, depending upon their particular PIM unit. PIM associates may only maintain a brokerage account with broker/dealers authorized by Corporate Compliance as stated in the Policy.

Description of Line and Supervisory Responsibilities:

Prudential has established a program to monitor the personal securities trading of certain associates. All PIM and QMA associates have been designed for participation in the Prudential Securities Trade Monitoring System, known as “SMARTS” (Securities Monitoring Automated Reporting and Tracking System) because of their access to material nonpublic information concerning publicly traded companies. Corporate Compliance maintains and administers SMARTS, the Prudential Personal Trading Policy, and associated maintenance of records.

In general, all securities transactions are reportable except for purchases and sales in variable insurance products (including annuities), certificates of deposit and certain United States government securities. Additionally, certain associates identified in the Policy also have restrictions on trading in proprietary mutual funds.

Public-Side associates who are deemed access persons must pre-clear all personal securities transactions (with certain exceptions detailed in the Policy). In addition, investment personnel have further restrictions. Investment personnel, i.e., portfolio managers, analysts and traders may not (1) participate in IPOs (other than governments or municipals) and may not acquire securities in a private placement without prior approval, (2) may not trade in a security within seven calendar days before or after a portfolio managed within the same investment unit trades in the

QUANTITATIVE MANAGEMENT ASSOCIATES

same or an equivalent security (7-day blackout), and (3) may not profit from a purchase and sale, or sale and purchase, of the same security within a 60-day period; subject to certain exceptions as outlined in the Policy.

Preclearance is performed by the compliance unit, utilizing a NOTES database. Associates must input particular details of their request prior to placing a trade order. Compliance will review the request and provide an electronic acknowledgment of whether the request is approved or denied. Preclearance requests that are approved are valid only on the day of the approval.

Monitoring:

Corporate Compliance utilizes SMARTS to monitor the trading activity of individuals, as reported by the approved broker/dealers, and the firm’s trading activity. SMARTS is run daily to ensure the most up to date reporting of potential violations as matches are identified against the Policy restrictions.

Business unit compliance officers will receive reports daily from Corporate Compliance when potential violations are noted. The business unit compliance officers will research and document the conclusions of each matter and report back to Corporate Compliance. Any violations are also reported to the associate’s supervisor and business unit head.

On a monthly basis, Corporate Compliance provides details on policy violations to the PIM Ethics Committee. The Committee reviews any infractions and determines disciplinary action under the framework of the firm’s Discipline and Sanctions Guidelines.

As of 12/2005

QUANTITATIVE MANAGEMENT ASSOCIATES